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                                                                     EXHIBIT 4.2


                            SUBMICRON DESIGN, INC.

                        1996 DIRECTOR STOCK OPTION PLAN


     1.  Purpose of the Plan.  The purpose of this 1996 Director Stock Option
         -------------------
Plan (the "Plan"), adopted by the Board of Directors of SubMicron Design, Inc. on October 1, 1996, is to attract and retain the best available individuals to serve as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors and to encourage continued service by such persons on the Board.

         The Company intends that the options granted hereunder shall not constitute incentive stock options within the meaning of Section 422 of the Code, as amended.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------

         (a) "Board" shall mean the Board of Directors of the Company.
              -----

         (b) "Code"  shall mean the Internal Revenue Code of 1986, as amended.
              ----

         (c) "Common Stock" shall mean the Common Stock, $.01 par value per
              ------------
     share, of the Company.

         (d) "Company" shall mean SubMicron Design, Inc., a Minnesota
              -------
     corporation.

         (e) "Committee" shall mean a committee of the Board appointed by the
              ---------
     Board to administer the Plan.

         (f) "Continuous Service as a Director" shall mean the absence of any
              --------------------------------
     interruption or termination of service as a Director. Continuous Service as a Director shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or Committee.

         (g) "Director" shall mean a member of the Board.
              --------

         (h) "Employee" shall mean any person, including officers and
              --------
     Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of fees to a Director shall not be sufficient in and of itself to constitute "employment" by the Company.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
     amended.

         (j) "Option" shall mean a stock option granted pursuant to the Plan.
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          (k) "Optioned Stock" shall mean the Common Stock subject to an Option.
               --------------

          (l) "Optionee" shall mean an Outside Director who receives an option.
               --------

          (m) "Outside Director" shall mean a Director who is not an Employee,
               ----------------
     including an officer who is not employed on a full-time basis by the Company.

          (n) "Parent" shall mean a "parent corporation," whether now or
               ------
     hereafter existing, as defined in Section 424(e) of the Code.

          (o) "Plan" shall mean this 1996 Director Stock Option Plan.
               ----

          (p) "Share" shall mean a share of Common Stock, as adjusted in
               -----
     accordance with Section 12 of the Plan.

          (q) "Subsidiary" shall mean a "subsidiary corporation," whether now or
               ----------
     hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 12 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 250,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable for any reason without having been exercised in full, the unexercised Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not become available for future grant under the Plan.

     4.   Automatic Grant of Options.  All grants of Options hereunder shall be
          --------------------------
automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

          (a) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (b) Each Outside Director, including persons who are Outside Directors on the date of adoption of the Plan, shall be automatically granted an option to purchase 12,000 Shares (the "First Option") upon the later to occur of (i) the effective date of the Plan, as determined in accordance with Section 8 hereof, or (ii) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy.

          (c) After the First Option has been granted to an Outside Director, such Outside

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     Director shall thereafter be automatically granted an Option to purchase
     12,000 shares on the first and each successive anniversary of the grant of the First Option; provided, however, that in no event shall an Outside Director be granted options to purchase in the aggregate more than 60,000 shares pursuant to the Plan.

          (d) Notwithstanding the provisions of Sections 4(b) and (c) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options to Outside Directors plus Shares previously purchased upon exercise of Options by Outside Directors to exceed 250,000 Shares, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the Company's shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5.   Option Terms and Conditions.  The terms and conditions of an Option
          ---------------------------
granted hereunder shall be as follows:

          (a) the term of each Option shall be five (5) years, subject to Sections 12, 13 and 14 hereof.

          (b) the First Option shall become exercisable in full beginning on the later of (i) the first anniversary of the grant of the Option, or (ii) twelve (12) months after the date on which the Plan is first approved by the shareholders of the Company in accordance with Rule 16b-3 promulgated under the Exchange Act and each subsequent Option shall become exercisable in full beginning on the first anniversary of the grant of such Option, provided in each case that the Outside Director shall have maintained Continuous Service as a Director throughout such 12-month period.

          (c) the Option shall be exercisable only while the Outside Director serves as an Outside Director of the Company, and for a period of twelve
     (12) months after ceasing to be an Outside Director pursuant to Section 10(b) hereof.

          (d) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option, as determined in accordance with Section 9(a) hereof.

          (e) the effectiveness of any Options granted hereunder is conditioned upon shareholder approval of the Plan in accordance with Rule 16b-3 promulgated under the Exchange Act.

     6.   Administration of and Grants of Options under the Plan.
          ------------------------------------------------------

          (a) Administration.  Except as otherwise required herein, the Plan
              --------------
     shall be

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     administered by the Board or a Committee.

          (b) Powers of the Board or Committee.  Subject to the provisions and
              --------------------------------
     restrictions of the Plan, the Board or Committee shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 9(a) hereof, the fair market value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan. On a case by case basis, the Board or Committee, in its sole discretion, may: (i) accelerate the schedule of the time or times when an Option granted under the Plan may be exercised; and (ii) extend the duration of any Option granted under the Plan.

          (c) Effect of Board or Committee Decision.  All decisions,
              -------------------------------------
     determinations and interpretations of the Board or Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (d) Suspension or Termination of Option.  If the Board or Committee
              -----------------------------------
     reasonably believes that an Optionee has committed an act of misconduct, it may suspend the Optionee's right to exercise any Option pending a determination by the Board or Committee (excluding the Outside Director accused of such misconduct). If the Board or Committee (excluding the Outside Director accused of such misconduct) determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee's estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board or Committee (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Board or Committee.

          (e) Date of Grant of Options.  The date of grant of an Option shall,
              ------------------------
     for all purposes, be the date determined in accordance with Section 4 hereof, notwithstanding the fact that an Optionee may not have entered into an option agreement with the Company on such date. Notice of the grant of an Option shall be given to the Optionee within a reasonable time after the date of such grant.

     7.   Eligibility.  Options may be granted only to Outside Directors.  All
          -----------
options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which a Director

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or the Company may have to terminate such Director's directorship at any time.

     8.  Term of Plan.  The effective date of this Plan is October 1, 1996, the
         ------------
date upon which it was adopted by the Board. The Plan shall continue in effect for a term of ten (10) years unless terminated sooner under Section 14 hereof.

     9.  Fair Market Value and Form of Consideration.
         -------------------------------------------

         (a) Fair Market Value.  The fair market value per share shall be
             -----------------
     determined as follows:

             (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any given day shall be the closing sale price for the Common Stock on such day, as reported in the Wall Street Journal or other newspaper of general circulation;

             (ii) if the Common Stock is not listed on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Common Stock on the NASDAQ National Market System on such day, as reported in the Wall Street Journal or other newspaper of general circulation;

             (iii) if the Common Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion on the NASDAQ National Market System, the fair market value on any given day shall be the average of the closing representative bid and ask prices on such day, as reported on the NASDAQ System, and if not reported on such system, then as reported by the National Quotation Bureau, Inc. or such other publicly available compilation of the bid and asked prices of the Common Stock in any over-the-counter market on which the Common Stock is traded; or

             (iv) if there exists no public trading market for the Common Stock, the fair market value on any given day shall be an amount determined by the Board or Committee in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Board or Committee as of the date of determination nor less than the par value of the Stock.

         (b) Form of Consideration.  The consideration to be paid for the
             ---------------------
     Shares to be issued upon exercise of an Option shall consist entirely of cash or such other form of consideration as the Board or Committee may determine, in its sole discretion, to be appropriate for payment, including but not limited to other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, or any combination of such methods of payment.

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     10.  Exercise of Option.
          ------------------

          (a) Procedure for Exercise; Rights as a Shareholder.  Any Option
              -----------------------------------------------
     granted hereunder shall be exercisable at such times as are set forth in
     Section 5 hereof. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option may be exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 9(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the certificate is issued, except as provided in Section 12 hereof.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option was exercised.

          (b) Termination of Status as a Director.  If an Optionee ceases to
              -----------------------------------
     serve as a Director, the Optionee may, but only within twelve (12) months after the date the Optionee ceases to be an Outside Director of the Company, exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

          (c) Death of Optionee.  In the event of the death of an Optionee
              -----------------
     occurring:

              (i) during the term of the Option, and provided that the Optionee was at the time of death a Director of the Company and had been in Continuous Service as a Director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Service a Director for twelve (12) months after the date of death; or

              (ii) within thirty (30) days after the termination of Continuous Service as

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

          a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of Continuous Service as a Director.

     11.  Non-Transferability of Options.  The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12.  Adjustments Upon Changes in Capitalization.  The number of Shares of
          ------------------------------------------
Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which Options have not yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     13.  Change in Control.
          -----------------

          (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 13(b)), any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested in the fullest extent of the original grant.

          (b) For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

              (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (collectively, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then outstanding shares of Common Stock of the Company, or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not

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          constitute a Change in Control: (A) any acquisition directly from the
          Company; (B) any acquisition by the Company; (C) any acquisition by a Person including the participant or with whom or with which the participant is affiliated; (D) any acquisition by a Person or Persons, one or more of which is a member of the Board or an officer of the Company or an affiliate of any of the foregoing on the effective date of the Change in Control, (E) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (F) any acquisition by any corporation pursuant to a transaction described in clauses (1), (2) and (3) of paragraph (iii) of this Section 13(b); or

               (ii) During any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constituted the entire Board cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election, by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3rds) of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election for the new director. For purposes hereof, "Continuing Director" shall mean:

                     (a) any member of the Board at the close of business on the effective date of the Change in Control; or

                     (b) any member of the Board who succeeded any Continuing
               Director described in clause (a) above if such successor's election, or nomination for election, by the Company's shareholders, was approved by a vote of at least two-thirds (2/3rds) of the Continuing Directors then still in office. The term "Continuing Director" shall not, however, include any individual whose initial assumption to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (1) more than sixty percent (60%) of the then outstanding securities having the right to vote in the election of directors of the corporation resulting from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding securities having the right to vote in the

                                       8
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          election of Directors of the Company immediately prior to such reorganization, merger or consolidation, (2) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, thirty percent (30%) or more of the then outstanding securities having the right to vote in the election of Directors of the Company) beneficially owns, directly or indirectly, thirty percent (30%) or more of the then outstanding securities having the right to vote in the election of the directors of the corporation resulting from such reorganization, merger or consolidation, and (3) at least a majority of the members of the Board of the corporation resulting from such reorganization, merger or consolidation are Continuing Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (iv) Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company, or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than sixty percent (60%) of the then outstanding securities having the right to vote in the election of directors of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding securities having the right to vote in the election of Directors of the Company immediately prior to such sale or other disposition of such outstanding securities, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty percent (30%) or more of the outstanding securities having the right to vote in the election of Directors of the Company) beneficially owns, directly or indirectly, thirty percent (30%) or more of the then outstanding securities having the right to vote in the election of directors of such corporation and (C) at least a majority of the members of the board of directors of such corporation are Continuing Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

     14.  Amendment, Termination and Approval of the Plan.  The Board may at any
          -----------------------------------------------
time amend or terminate the Plan, except that the Board shall not amend the Plan more than once every six (6) months with respect to the provisions of the Plan relating to the amount, price, and timing of grants, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder. No Option may be granted after the Plan is terminated.

          If any amendment to the Plan requires approval by the shareholders of the Company for continued applicability of Rule 16b-3 promulgated under the Exchange Act, or for initial or continued listing of the Common Stock or other securities of the Company upon any stock exchange, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock entitled to vote.

     15.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of the NASD or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Such Shares may also be issued with appropriate legends on stock certificates representing such Shares, and the Company may place stop transfer orders with respect to such Shares.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17.  Option Agreement.  Options shall be evidenced by written option
          ----------------
agreements in such other form as the Board or Committee shall approve.

     18.  Information to Optionees.  The Company shall provide to each Optionee,
          ------------------------
during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.

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